Exhibit 5.1

April 18, 2011

First Connecticut Bancorp, Inc.
One Farm Glen Boulevard
Farmington, CT 06032

Ladies and Gentlemen:

We have acted as counsel to First Connecticut Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 17,880,200 shares of Common Stock, $0.01 par value per share (the "Shares"), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement").  In rendering the opinion set forth below, we do not express any opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the law of the State of Maryland.

We have examined and relied upon originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below.  As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials and we have made no independent verification or investigation of the factual matters set forth therein.  We have assumed, with your consent, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as facsimile, certified, or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, the Shares to be issued and sold by the Company have been duly authorized by the requisite corporate action on the part of the Company and, when issued and sold as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinion set forth herein is rendered as of the effective date of the Registration Statement.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is part of such Registration Statement.

                                                                Very Truly Yours,

/s/ Hinckley, Allen & Snyder LLP
HINCKLEY, ALLEN & SNYDER, LLP